                                                                     EXHIBIT 4.2

REGISTERED                                                      PRINCIPAL AMOUNT
NO. 1                                                               $200,000,000

CUSIP NO. 421915 AG 4

                      HEALTH CARE PROPERTY INVESTORS, INC.
    6 7/8% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due
                                 June 8, 2015


     UNLESS THIS MOPPRS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH MOPPRS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR MOPPRS IN CERTIFICATED FORM, THIS MOPPRS MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     HEALTH CARE PROPERTY INVESTORS, INC., a Maryland corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000) on June 8, 2015 (the "Stated Maturity Date"), and to pay interest thereon from June 8, 1998, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on June 8 and December 8 of each year (each, an "Interest Payment Date"), commencing December 8, 1998, at the rate of 6 7/8% per annum to June 8, 2005 (the "Remarketing Date"), and thereafter, subject to the terms and conditions set forth herein, at the rate determined by the Remarketing Dealer (as defined below) in accordance with the procedures set forth below (the "Interest Rate to Maturity"), until the entire principal amount hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Holder in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day whether or not a Business Day (as defined in the Indenture)

-------------------
"MandatOry Par Put Remarketed Securities(SM)" and "MOPPRS(SM)" are service marks owned by Merrill Lynch & Co., Inc.

immediately preceding the related Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Holder in whose name this MOPPRS (or one or more predecessor MOPPRS) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the MOPPRS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Payments of principal, premium, if any, and interest in respect of this MOPPRS will be made by the Company in immediately available funds.

     If, pursuant to the Remarketing Agreement, dated as of the date hereof (the "Remarketing Agreement"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Remarketing Dealer (the "Remarketing Dealer"), and the Company, the Remarketing Dealer elects to remarket the MOPPRS, then, except as otherwise set forth herein, (i) this MOPPRS shall be subject to mandatory tender to the Remarketing Dealer for remarketing on the Remarketing Date, on the terms and subject to the conditions set forth herein, and (ii) on and after the Remarketing Date, this MOPPRS shall bear interest at the Interest Rate to Maturity determined by the Remarketing Dealer in accordance with the procedures set forth in Section 3 herein. The Remarketing Dealer's duties set forth herein shall be performed pursuant to the Remarketing Agreement.

     Payment of the principal of and interest on this MOPPRS will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and, provided, further, that so long as this MOPPRS is registered in the name of DTC or its nominee, principal and interest payments will be paid to DTC or its nominee, as the Holder, by wire transfer in same-day funds.

     Reference is hereby made to the further provisions of this MOPPRS set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this MOPPRS shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this 8th day of June, 1998.

                              Health Care Property Investors, Inc.,
                              a Maryland corporation



                              By:    /s/ James G. Reynolds
                                 -----------------------------------------------
                                 Name:   James G. Reynolds
                                 Title:  Executive Vice President and
                                         Chief Financial Officer

Attest:



By:    /s/ Edward J. Henning
   --------------------------------------
   Name:   Edward J. Henning
   Title:  Corporate Secretary


[SEAL]



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


The Bank of New York, as Trustee



By:    /s/ Mary Lagumina
   -------------------------------------
           Authorized Signatory

Dated:  June 8, 1998

                             [REVERSE OF SECURITY]

1.   Indenture.
---------------
(a) This MOPPRS is one of a duly authorized issue of securities of the Company (herein called the "MOPPRS"), issued as a series of securities under an indenture dated as of September 1, 1993 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the MOPPRS), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the MOPPRS and of the terms upon which the MOPPRS are, and are to be, authenticated and delivered. This MOPPRS is the duly authorized series designated as the "6 7/8% MandatOry Par Put Remarketed Securities(SM) ("MOPPRS(SM)") due June 8, 2015," limited (subject to exceptions provided in the Indenture) in aggregate principal amount to $200,000,000. All terms used in this MOPPRS which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

(b) If an Event of Default with respect to the MOPPRS shall occur and be continuing, the principal of the MOPPRS may be declared due and payable in the manner and with the effect provided in the Indenture.

(c)  The MOPPRS are not subject any sinking fund.

(d) As provided in and subject to the provisions of the Indenture, the Holder of this MOPPRS shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the MOPPRS, the Holders of not less than 25% in principal amount of the MOPPRS at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the MOPPRS at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this MOPPRS for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

2.  Mandatory Tender. Provided that on a Business Day not earlier than thirty
--------------------
Business Days prior to the Remarketing Date and not later than five Business Days prior to the Remarketing Date the Remarketing Dealer notifies the Company and the Trustee of its election to purchase the MOPPRS on the Remarketing Date for remarketing (the "Notification Date"), the MOPPRS shall be subject to mandatory tender to the Remarketing Dealer, and the Remarketing Dealer shall be obligated to purchase the MOPPRS, for remarketing on the Remarketing Date, subject in each case to the conditions described herein and set forth in the Remarketing Agreement. The purchase price for the tendered MOPPRS shall equal 100% of the principal amount thereof. From and after the Remarketing Date, the MOPPRS shall bear interest at the Interest Rate to Maturity determined pursuant to Section 3 hereof. If the Remarketing Dealer elects to remarket the MOPPRS, the obligation of the Remarketing Dealer to purchase the MOPPRS on the Remarketing Date is subject to the conditions specified in Section 8 of the Remarketing Agreement. If the Remarketing Dealer purchases any MOPPRS on the Remarketing Date, it must purchase all of the MOPPRS. If for any reason the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, the Company shall be required to repurchase from the Beneficial Owners thereof, and the Beneficial Owners will be required to sell to the Company, all of the MOPPRS at a price equal to the principal amount thereof plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date as provided in Section 4 hereof.
     "Beneficial Owner" shall mean each person who acquires an interest in the MOPPRS which is reflected on the records of the DTC through its participants.

3.   Determination of Interest Rate to Maturity.
---------------------------------------------
(a) Subject to the Remarketing Dealer's election to remarket the MOPPRS as provided in Section 2 hereof and subject further to Sections 3(c) and 5 hereof and the Remarketing Agreement, the Interest Rate to Maturity shall be determined by the Remarketing Dealer no later than 3:30 p.m., New York City time, on and as of the third Business Day immediately preceding the Remarketing Date (the "Determination Date") to the nearest one hundred-thousandth (0.00001) of one percent per annum, and will be equal to the sum of 5.565% (the "Base Rate") plus the Applicable Spread (as defined below), which will be based on the Dollar Price (as defined below) of the MOPPRS.
     The "Applicable Spread" will be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate Dealers (as defined below) for the full aggregate principal amount of the MOPPRS at the Dollar Price, but assuming (i) an issue date equal to the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date equal to the Stated Maturity Date of the MOPPRS, and (iii) a stated annual interest rate, payable semiannually on each Interest Payment Date for the MOPPRS, equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS, the Company and the Trustee.

     "Dollar Price" means, with respect to the MOPPRS, the present value determined by the Remarketing Dealer, as of the Remarketing Date, of the Remaining Scheduled Payments (as defined below) discounted to the Remarketing Date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate (as defined below).

     "Reference Corporate Dealers" means each of Merrill Lynch, Goldman, Sachs & Co., Salomon Brothers Inc, NationsBanc Montgomery Securities LLC and J.P. Morgan Securities, Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates cease to be a leading dealer of publicly traded debt securities of the Company in The City of New York (a "Primary Dealer") the Remarketing Dealer shall substitute therefor another Primary Dealer.

     "Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues (as defined below), assuming a price for the Comparable Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price (as defined below) for the Remarketing Date.

     "Comparable Treasury Issues" means the United States Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the MOPPRS being remarketed.

     "Comparable Treasury Price" means, with respect to the Remarketing Date,
(a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or
(b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations for the Remarketing Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in (a) above as may replace Dow Jones Markets Limited.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Morgan Stanley & Co. Incorporated and Salomon Brothers Inc (or their respective affiliates which are primary U.S. Government securities dealers) and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Remarketing Dealer shall substitute therefor another Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to the MOPPRS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date, as determined by the Remarketing Dealer.

(b) Provided the Remarketing Dealer has previously notified the Company and the Trustee on the Notification Date of its intention to purchase all of the MOPPRS on the Remarketing Date and subject to Section 5 below, the Remarketing Dealer will notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the

Determination Date, of the Interest Rate to Maturity. All of the tendered MOPPRS shall be automatically delivered to the account of the Trustee, by book-entry through DTC pending payment of the purchase price therefor, on the Remarketing Date.
     In the event that the Remarketing Dealer purchases the tendered MOPPRS on the Remarketing Date, the Remarketing Dealer shall make or cause the Trustee to make payment to the DTC Participant of each Beneficial Owner of MOPPRS, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS, of 100% of the principal amount of the tendered MOPPRS that have been purchased for remarketing by the Remarketing Dealer. If the Remarketing Dealer does not purchase all of the MOPPRS on the Remarketing Date, it shall be the obligation of the Issuer to make or cause to be made such payment for the MOPPRS, as provided in Section 4 hereof. In any case, the Issuer shall make or cause the Trustee to make payment of interest to each Beneficial Owner of MOPPRS due on the Remarketing Date by book-entry through DTC no later than the close of business on the Remarketing Date.

     "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire, directly or indirectly, an interest in the MOPPRS.

     The transactions set forth in this Section shall be executed on the Remarketing Date through DTC in accordance with the procedures of DTC, and the accounts of the respective DTC Participants will be debited and credited and the MOPPRS delivered by book-entry as necessary to effect the purchases and sales thereof.

     The tender and settlement procedures set forth above, including provisions for payment by purchasers of MOPPRS in the remarketing or for payment to selling Beneficial Owners of MOPPRS, may be modified to the extent required by DTC or to the extent required to facilitate the tender and remarketing of MOPPRS in certificated form, if the book-entry system is no longer available for the MOPPRS at the time of the remarketing. In addition, the Remarketing Dealer may, without the consent of Holders or Beneficial Owners of the MOPPRS, modify the tender and settlement procedures set forth above in order to facilitate the tender and settlement process.

     As long as DTC's nominee holds the certificates representing any MOPPRS in the book-entry system of DTC, no certificates for such MOPPRS will be delivered by any selling Beneficial Owner to reflect any transfer of such MOPPRS effected in the remarketing.

(c) Notwithstanding any provision herein to the contrary, upon the occurrence, at any time after determination of the Interest Rate to Maturity on the Determination Date and prior to 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, of any event as specified in
Section 11(b) of the Remarketing Agreement, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the MOPPRS for remarketing and determine a new Interest Rate to Maturity in the manner provided in Section 3(a) hereof, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph, the

Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the MOPPRS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the MOPPRS on or after the Remarketing Date, the Company and the Trustee.

4.  Repurchase.  In the event that (i) the Remarketing Dealer for any reason
--------------
does not notify the Issuer of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the MOPPRS, the Remarketing Dealer terminates the Remarketing Agreement due to the occurrence of any event as set forth in Section 8 or Section 11 of the Remarketing Agreement, or (iv) the Remarketing Dealer for any reason does not elect to purchase the MOPPRS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered MOPPRS on the Remarketing Date, the Company shall repurchase all the MOPPRS as a whole on the Remarketing Date at a price equal to 100% of the principal amount of the MOPPRS plus all accrued and unpaid interest, if any, on the MOPPRS to the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC Participant of each tendering Beneficial Owner of MOPPRS, by book-entry through DTC no later than the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered MOPPRS.

5.  Redemption.  If the Remarketing Dealer elects to remarket the MOPPRS on the
--------------
Remarketing Date, then not later than the Business Day immediately preceding the Determination Date, the MOPPRS shall be subject to redemption at the option of the Company from the Remarketing Dealer, as a whole but not in part, as set forth in this Section. The Company shall notify the Remarketing Dealer and the Trustee, not later than the Business Day immediately preceding the Determination Date, as to whether the Company irrevocably elects to exercise its right to redeem the MOPPRS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption Price. If the Issuer so elects, it shall redeem the MOPPRS by payment to the Remarketing Dealer as provided in the Remarketing Agreement. If the Issuer fails to elect, or elects not, to redeem the MOPPRS pursuant to this Section 5, the Remarketing Dealer will determine the Interest Rate to Maturity on the Determination Date as provided in Section 3(a) hereof.
     The "Optional Redemption Price" shall be the greater of (i) 100% of the principal amount of the MOPPRS and (ii) the Dollar Price, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the MOPPRS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

6.  Effect of Events of Default.  If an Event of Default, as defined in the
-------------------------------
Indenture, shall occur and be continuing, the principal of the MOPPRS may be declared due and payable in the manner and with the effect provided in the Indenture.

7.  Defeasance.  Notwithstanding any provision to the contrary in the Indenture
--------------
or otherwise, prior to the Remarketing Date, neither the Company nor any of its subsidiaries or affiliates shall defease, purchase or otherwise acquire, or enter into any agreement to defease, purchase or otherwise acquire, any of the MOPPRS prior to the remarketing thereof by the Remarketing Dealer.

8.  Maintenance in Book-Entry Form.  Notwithstanding any provision to the
----------------------------------
contrary set forth in the Indenture, the Company (i) shall use its best efforts to maintain the MOPPRS in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the MOPPRS in book-entry form, and (ii) waives any discretionary right it otherwise has under the Indenture to cause the MOPPRS to be issued in certificated form.

9.  Amendment and Modification. The tender and settlement procedures may be
------------------------------
modified as provided in Section 3(b) above. In addition, the Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the MOPPRS under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding MOPPRS. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the MOPPRS at the time Outstanding, on behalf of the Holders of all MOPPRS, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount of the Outstanding MOPPRS to waive, in certain circumstances, on behalf of all Holders of the MOPPRS, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this MOPPRS shall be conclusive and binding upon such Holder and upon all future Holders of this MOPPRS and of any MOPPRS issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this MOPPRS.

10.  Obligation to Pay Principal and Interest.  No reference herein to the
---------------------------------------------
Indenture and no provision of this MOPPRS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this MOPPRS at the times, places and rate, and in the coin or currency, herein and in the Indenture prescribed.

11.  Transfer and Exchange.  As provided in the Indenture and subject to certain
--------------------------
limitations set forth therein, the transfer of this MOPPRS may be registered on the Security Register upon surrender of this MOPPRS for registration of transfer at the office or agency of the Company maintained for the purpose in any place where the principal of and interest on this MOPPRS are payable, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new MOPPRS of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     This MOPPRS may be transferred, in whole but not in part, only to a nominee of

DTC, or by a nominee of DTC to DTC, or to a successor to DTC for such Global Security selected or approved by the Company or to a nominee of such successor to DTC. If at any time DTC notifies the Company that it is unwilling or unable to continue as depositary for the MOPPRS or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depositary with respect to the MOPPRS. If (a) a successor depositary for the MOPPRS is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility, (b) an Event of Default has occurred and is continuing and the beneficial owners representing a majority in principal amount of the MOPPRS advise DTC to cease acting as depositary for such MOPPRS, or (c) the Company, in its sole discretion, determines at any time that all MOPPRS (but not less than all) shall no longer be represented by such Global MOPPRS or MOPPRS, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive MOPPRS of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such MOPPRS.

     The MOPPRS are issuable only in registered form without coupons and may be sold in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the MOPPRS of this series are exchangeable for a like aggregate principal amount of MOPPRS of this series in authorized denominations as requested by the Holders surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of the MOPPRS for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this MOPPRS is registered as the owner hereof for all purposes, whether or not this MOPPRS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12.  Satisfaction and Discharge.  The Indenture contains provisions whereby (i)
-------------------------------
the Indenture shall cease to be of further effect with respect to the MOPPRS (subject to the survival of certain provisions thereof), (ii) the Company may be discharged from its obligations with respect to the MOPPRS (subject to certain exceptions), or (iii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company satisfies certain conditions provided in the Indenture. Such provisions are subject to Section 7 hereof.
13.  No Recourse.  No recourse shall be had for the payment of the principal of
----------------
or interest on this MOPPRS, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14.  Governing Law.  THE INDENTURE AND THE MOPPRS SHALL BE DEEMED TO BE A
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CONTRACT MADE UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND FOR ALL PURPOSES
SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

15.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee
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on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the MOPPRS as a convenience to the Holders of the MOPPRS. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the MOPPRS, and reliance may be placed only on the other identification numbers printed hereon.

16.  Defined Terms.  All terms used in this MOPPRS which are defined in the
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Indenture shall have the meanings assigned to them in the Indenture.

                                ASSIGNMENT FORM

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to


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         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                   ASSIGNEE


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  (Please Print or Typewrite Name and Address including Zip Code of Assignee)


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the within MOPPRS of __________________________ and
___________________________does irrevocably constitute and appoint


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Attorney to transfer said MOPPRS on the books of the within-mentioned Company with full power of substitution in the premises.

Dated:
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                                    --------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within MOPPRS in every particular, without alteration or enlargement or any change whatever.